                                                                Please mark  [X]
                                                                your votes as
                                                                indicated in
                                                                this example

1. ELECTION OF DIRECTORS:
(1) Frederick M. Bernthal (2) William J. Flood (3) Frank A. Long

           For All     Withhold
For All   Except (*)   For All
  [_]        [_]         [_]

(*) To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above and mark an (X) in the "For all Except" box.
                                      For   Against   Abstain
2. PROPOSAL 2: Appointment            [_]      [_]      [_]
   of independent accountants

3. PROPOSAL 3: Approval of            [_]      [_]      [_]
   Amendments to Incentive
   Compensation Plan

4. PROPOSAL 4: Approval of            [_]      [_]      [_]
   Short-Term Incentive Plan


IMPORTANT: When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. In the case of JOINT HOLDERS, all should sign.

Please date and sign your name(s) exactly as shown and mail promptly in the enclosed envelope.

Signature(s)___________________ Signature(s)____________________ Date___________

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PP&L Resources, Inc.
----------------------------------------------------------------
Two North Ninth Street . Allentown, PA 18101-1179 . 610/774-5151

                                                                  March 12, 1999

Dear Shareowner:

     It is a pleasure to invite you to attend the 1999 Annual Meeting of Shareowners, which will be held at 1:30 p.m. on Friday, April 23, 1999, at Lehigh University's Stabler Arena, at the Goodman Campus Complex, located in Lower Saucon Township, outside Bethlehem, following the Annual Meeting of Shareowners of PP&L, Inc.

     Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. We will conclude the formal portion of the meeting with a discussion of the company's operations and a question-and-answer period will follow.

     Your vote is important. Whether you own one share or many, please mark, sign, date and return your ballot as soon as possible so that you will be represented at the meeting in accordance with your wishes.

                                       Sincerely yours,

                                       /s/ William F. Hecht
                                       William F. Hecht
                                       Chairman, President and Chief Executive
                                         Officer

                                     PP&L
                     EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)
                              CONFIDENTIAL BALLOT

This is a ballot for voting your shares of PP&L Resources, Inc. Common Stock held in the PP&L ESOP. Please complete the ballot and return it in the envelope provided. Mellon Bank, N.A., as Trustee of the plan, will vote shares held in your ESOP Account as directed on the ballot at the Annual Meeting of Shareholders of PP&L Resources to be held on April 23, 1999.

If you do not return your ballot, or return it unsigned, the Plan provides that the Trustee will vote your shares in the same percentage as shares held by participants for which the Trustee has received timely voting instructions.

Please review the information carefully and indicate how you wish your shares to be voted at the annual meeting. Mark, sign, date and use the return envelope for mailing your ballot to Mellon Bank's agent for tabulation. Timely receipt of your instructions on a signed ballot form is extremely important. Please return your signed ballot form by April 16, 1999.

This ballot must be received by the close of business on April 16, 1999 in order for your vote to be counted.




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